EXHIBIT 16.1

Mantayla McReynolds, LLC
Certified Public Accountants
America Counts on CPAsTM

April 28, 2011

Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC  20549-7561

We have read the statements included in Item 4.01 of Form 8-K dated April 28, 2011, of Northern Oil and Gas, Inc. (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8-K.

Sincerely,

/s/ Mantyla McReynolds, LLC

Mantyla McReynolds, LLC